SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2004

RENOVIS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Registrant’s Press Release dated April 27, 2004.

Item 12. Results of Operations and Financial Condition.

On April 27, 2004, Renovis publicly disseminated a press release announcing certain financial results for the first quarter.

The foregoing description is qualified in its entirety by reference to Renovis’ Press Release dated April 27, 2004, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 12 of this Current Report on Form 8-K, including the related information contained in the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act. These statements relate to future events or our future clinical or product development, financial performance or regulatory review of our potential products. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2004, and as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2004	RENOVIS, INC.

	By:	/s/ John Doyle
	Name:	John Doyle
	Title:	Vice President Finance and Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED APRIL 27, 2004

Exhibit	Description
99.1	Registrant’s Press Release dated April 27, 2004